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                                                                      EXHIBIT 15





                      [PricewaterhouseCoopers Letterhead]





July 25, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 22, 2002 on our review of interim financial information of Rouge Industries, Inc. (the "Company") as of and for the period ended June 30, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8 (Registration No. 33-88518, No. 33-88520, No. 333-53741, No. 333-53743 and No. 333-75620).


Very truly yours,



PricewaterhouseCoopers LLP
Detroit, Michigan